Exhibit 4(e)

                       COMMITMENT AMOUNT INCREASE REQUEST

                                November 21, 2005

Harris N.A.
    as Agent (the "AGENT")
    for the Lenders referred to below
111 West Monroe Street
Chicago, Illinois   60603

Attention: Joann Holman, Director

Re:
                      Amended and Restated Credit Agreement
                          dated as of October 14, 2005
             among EMCOR Group, Inc., the Lenders party thereto and
                              Harris N.A., as Agent
                   (as amended, modified or supplemented from
                     time to time, the "CREDIT AGREEMENT").
                     --------------------------------------


Ladies and Gentlemen:

        In accordance with the Credit Agreement, the Company hereby requests that the Agent consent to an increase in the aggregate Commitments (the "COMMITMENT AMOUNT INCREASE"), in accordance with Section 1.10 of the Credit Agreement, to be effected by the addition of National City Bank of Indiana (the "ADDITIONAL LENDER") as a Lender under the terms of the Credit Agreement. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

        After giving effect to such Commitment Amount Increase, and upon the effectiveness of such Commitment Amount Increase, the Commitment of the Additional Lender will be as set forth on Attachment I hereto.

        1. The Additional Lender hereby confirms that it has received, to the extent requested by such Additional Lender, a copy of the Credit Agreement and the exhibits and schedules related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. The Additional Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The Additional Lender further acknowledges and agrees that the Agent has not made any representations or warranties about the credit worthiness of the Company or any other party to the Credit Agreement or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or the value of any security therefor.
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        2.      Except as otherwise provided in the Credit Agreement,  effective as of the date of acceptance hereof by the Agent, the Additional Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a "LENDER" under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto.

        3. The Additional Lender hereby advises you of the following administrative details with respect to its Loans and Commitment:

        (A)     Notices:

                Institution Name:  National City Bank of Indiana
                Address:  100 West Berry Street, Suite 800
                          Fort Wayne, Indiana  46802
                Telephone:  (260) 461-6248
                Facsimile:  (260) 461-6238

        (B)     Payment Instructions:

        4. On the date hereof, the Company agrees to pay the Agent, for the account of the Additional Lender, a one-time, non-refundable upfront fee in the amount equal to $18,750.

        THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

        The Commitment Amount Increase shall be effective when the executed consent of the Agent is received or otherwise in accordance with Section 1.10 of the Credit Agreement, but not in any case prior to November 29, 2005. It shall be a condition to the effectiveness of the Commitment Amount Increase that (i) all fees and expenses referred to in Section 1.10 of the Credit Agreement shall have been paid and (ii) no Eurodollar Loans shall be outstanding on the date of such effectiveness.

        The Company hereby certifies that no Default or Event of Default has occurred and is continuing.

        Please indicate the Agent's consent to such Commitment Amount Increase by signing the enclosed copy of this letter in the space provided below.

                                        Very truly yours,

                                        EMCOR GROUP, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                        NATIONAL CITY BANK OF INDIANA

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


The undersigned hereby consents
On this 29th day of November, 2005
to the above-requested Commitment
Amount Increase.

HARRIS N.A.,
  as Agent

By:
   -----------------------------------------
   Name:
        ------------------------------------
   Title:
         -----------------------------------

                                  ATTACHMENT I


             LENDER                                    COMMITMENT

       National City Bank of Indiana                   $15,000,000